Exhibit 5.18

CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS (PTY) LTD.

The undersigned hereby consents to the use of their report(s), and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

SNOWDEN MINING INDUSTRY CONSULTANTS (PTY) LTD.

/s/ William Frederick McKechnie
By:	William Frederick McKechnie
Regional Manager - Europe, Middle East and Africa
Authorized Signatory

Dated: May 15, 2020